Exhibit 99.2

ABM INDUSTRIES CONTINUES BEST-EVER QUARTERLY DIVIDEND RATE

SAN FRANCISCO – December 13, 2004 – The Board of Directors of ABM Industries Incorporated (NYSE:ABM) has declared an all-time-high first quarter cash dividend of $0.105 per common share payable on February 7, 2005, to stockholders of record on January 14, 2005. This will be ABM’s 155th consecutive quarterly cash dividend, and is $0.005 (5.0%) above the $0.100 per share quarterly dividend rate paid for the fourth quarter of 2004.

     ABM Industries Incorporated is one of the largest facility services contractors listed on the New York Stock Exchange. With fiscal 2003 revenues in excess of $2.2 billion and more than 70,000 employees, ABM provides janitorial, parking, engineering, security, lighting and mechanical services for thousands of commercial, industrial, institutional and retail facilities in hundreds of cities in the United States and British Columbia, Canada. The ABM Family of Services includes ABM Janitorial, Ampco System Parking, ABM Engineering, ABM Security Services, which includes American Commercial Security Services (ACSS) and Security Services of America (SSA), Amtech Lighting, CommAir Mechanical and ABM Facility Services.

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Contact:
ABM Industries Incorporated
George B. Sundby, 415/733-4000
E-mail: gsundby@abm.com